Exhibit 21.1

List of Significant Subsidiaries of Copano Energy, L.L.C. (as of August 12, 2005)

Name	Jurisdiction of Formation
Copano Pipelines Group, L.L.C.	Delaware
Copano Houston Central, L.L.C.	Delaware
Copano Energy Finance Corporation	Delaware
Copano Energy/Rocky Mountains and Mid-Continent, L.L.C.	Delaware
ScissorTail Energy, LLC	Delaware
Copano Field Services/Copano Bay, L.P.	Texas
Copano Field Services/South Texas, L.P.	Texas
Copano Field Services/Agua Dulce, L.P.	Texas
Copano Field Services/Central Gulf Coast, L.P.	Texas
Copano Field Services/Karnes, L.P.	Texas
Copano Field Services/Upper Gulf Coast, L.P.	Texas
Copano Field Services/Live Oak, L.P.	Texas
Copano Pipelines/South Texas, L.P.	Texas
Copano Pipelines/Upper Gulf Coast, L.P.	Texas
Copano Pipelines/Hebbronville, L.P.	Texas
Copano Pipelines/Texas Gulf Coast, L.P.	Texas
Copano Energy Services/Upper Gulf Coast, L.P.	Texas
Copano Energy Services/Texas Gulf Coast, L.P.	Texas
Copano NGL Services, L.P.	Texas
Copano Processing, L.P.	Texas
Copano/Webb-Duval Pipeline, L.P.	Delaware
CPNO Services, L.P.	Texas
Copano Risk Management, L.P.	Texas